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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 3, 2011 for Canadian Forest Oil Ltd. and March 7, 2011 for Lone Pine Resources Inc., in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Lone Pine Resources Inc. for the registration of its common stock.

                      /s/ Ernst & Young LLP

Denver, Colorado
March 7, 2011

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Consent of Independent Registered Public Accounting Firm